Exhibit 3.30

BY-LAWS OF
PRIMEBOARD ACQUISITION, INC.

ARTICLE I.

Location of Corporation

SECTION 1.   The principal office of this corporation shall be located at 2441 - 15th Street North, Wahpeton, North Dakota 58075.

SECTION 2.   This corporation may also have offices at such other places within and without the state as the Board of Directors may from time to time designate.

ARTICLE II.

Shareholders’ Meetings

SECTION 1.   Annual Meeting. The annual meeting of the shareholders of this corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of this corporation, or at such other place within or without the state as may be designated from time to time, on the 1st day of February of each year, at 10:00 o’clock a.m., or, in the event that the same shall fall upon a legal holiday, then upon the next succeeding business day.

SECTION 2.   Notice of Annual Meeting. Notice of any annual meeting of the shareholders of this corporation shall be given by the secretary to each shareholder of record by mailing not less than ten days nor more than fifty days before such meeting a notice thereof addressed to such shareholder at the latter’s last known post office address, which notice shall state the time and place of such meeting, and its purpose or purposes.

SECTION 3.   Order of Business. The order of business at the annual meeting of shareholders shall be as follows:

a.             Call meeting to order;

b.             Proof of notice of meeting;

c.             Reading of minutes of last annual meeting;

d.             Reports of officers;

e.             Reports of committees;

f.              Election of directors;

g.             Miscellaneous business.

SECTION 4.   Special Meeting. A special meeting of the shareholders of this corporation may be called at any time by the president, and shall be called by the president or the secretary at any time upon the written request of shareholders holding at least ten percent (10%) of the capital stock of this corporation then issued and outstanding and entitled to vote, or upon the written request of a majority of the Board of Directors; and such meeting may be held at any time and at any place within or without the state, which shall be specified in such request. No business other than that specified in the notice of meeting shall be transacted.

SECTION 5.   Notice of Special Meeting. Notice of any special meeting of the shareholders of this corporation shall be given by the secretary to each shareholder of record by mailing not less than ten days before such special meeting a notice thereof addressed to such shareholder at the latter’s last known post office address, which notice shall state the time and place of such meeting, and its purpose or purposes.

SECTION 6.   Waiver of Notice. Any shareholder entitled to notice pursuant to these By-Laws may waive notice either of the annual or any special meeting of shareholders. If such notice be waived by all the shareholders of record entitled thereto not notified as hereinabove provided, such meeting may then be held without further notice, at the time and place mentioned in such waiver.

SECTION 7.   Quorum. Except as otherwise specially provided by law or by the Certificate of Incorporation, the holders of a majority of the issued and outstanding capital stock of this corporation, present or represented by proxy at any meeting of shareholders, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 8.   Voting. Each shareholder of this corporation shall be entitled to one vote, in person or by proxy, for each share of capital stock standing in the name of such shareholder on the books of this corporation.

SECTION 9.   Meeting Waiver — Unanimous Agreement in Writing. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

SECTION 10.   Voting List. The officer or agent having charge of the stock transfer books for shares of this corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such lists or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

ARTICLE III.

Directors

SECTION 1.   Number, Qualification and Election. The business, affairs and property of this corporation shall be managed by a Board of Directors, consisting of seven members, who shall be elected at the annual meeting of the shareholders by a majority of the votes cast at such election by ballot or, in absence of objection by or on behalf of any shareholder present or represented at such meeting, in any manner other than by ballot. Such directors shall hold office for one year and thereafter until their respective successors shall be elected and shall qualify. Directors need not be shareholders.

SECTION 2.   Vacancies and Removal. If the office of any director shall become vacant between annual meetings by reason of death or resignation, the remaining directors may, by a majority vote elect a director in the place and stead of the one so dying or resigning, and any director so elected shall hold office until the next annual meeting of the shareholders, and until his successor shall have been duly elected by the shareholders. Any director may resign at any time. The shareholders shall have the right at any time to remove any director of this corporation, with or without cause, by majority vote of the issued and outstanding shares of capital stock entitled to vote on the election of directors. If a director be removed or if the number of directors be increased, a director to fill the vacancy or additional directors shall be elected by a majority vote of the issued and outstanding capital stock entitled to vote on the election of directors, to hold office until the next annual meeting of the shareholders, and until his or their successors shall have been duly elected.

SECTION 3.   Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders, and at such other times as shall be determined by the Board of Directors. Notice of each regular meeting of the Board of Directors shall be given by the secretary by mail, at least five (5) days prior thereto, addressed to each of the directors at his last known post office address.

SECTION 4.   Special Meetings. Special meetings of the Board of Directors may be called at any time by the president or by any two members of the Board of

Directors. Notice of special meetings of the Board of Directors shall be given to each director at least three (3) days before the meeting if by mail or if in person or by telephone or telegraph at least twenty-four (24) hours before the meeting. The notice need not specify the business to be transacted.

SECTION 5.   Waiver of Notice. Notice of a regular or special meeting of the Board of Directors may be waived by a writing signed by all of the directors not notified as hereinabove provided, and such meetings may then be held at the time and place mentioned in such waiver.

SECTION 6.   Place of Meeting. All regular and special meetings of the Board of Directors shall be held at the principal office of this corporation, or at such other place or places within or without the state, as said Board may designate.

SECTION 7.   Quorum. A majority of the directors of this corporation shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors.

SECTION 8.   Voting. At all meetings of the Board of Directors each director shall have one vote.

SECTION 9.   Compensation. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation therefor.

SECTION 10.   Contracts. In the absence of fraud no contract or other transaction between this corporation and any other corporation shall be affected by the fact that directors of this corporation are directors of such other corporation, if such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors or the committee of this corporation having authority in the premises. Any director individually, or any firm of which any director is a partner, may be a party to or may be interested in any contract or transaction of this corporation provided that such contract or transaction shall be approved or ratified by the affirmative vote of at least a majority of the directors present at a meeting of the Board of Directors or the committee of this corporation having authority in the premises. No director shall be liable to account to this corporation for any profit realized by him from or through any such transaction or contract of this corporation, ratified or approved as aforesaid, by reason of his interest in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum.

ARTICLE IV.

Officers

SECTION 1.   Election and Appointment. Immediately after the annual election of the directors, if a majority of the persons so elected be then present in person, or if not, then at the first meeting of the Board of Directors thereafter, the directors shall choose a president who shall be a director, and a vice president, a secretary, and a treasurer, none of whom need be directors. Any two offices or more may be held by one person. All of said officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of the shareholders, and until their respective successors shall be duly elected and shall qualify. If any vacancy occurs among the above offices, such vacancy may be filled for the remainder of the time by the Board of Directors, at a special meeting thereof, and any officer so elected shall hold office until his successor shall be duly elected and shall qualify.

SECTION 2.   Suspension and Removal. Any officer of the corporation appointed by the Board of Directors may be removed or suspended by a majority vote of the Board of Directors at any time, with or without cause. Any agent or employee appointed or employed by the president may be removed or discharged or suspended by him at any time, with or without cause.

SECTION 3.   Powers and Duties of the President. It shall be the duty of the president to preside at shareholders’ meetings and at all meetings of the Board of Directors. The president shall cause to be called regular and special meetings of the shareholders and directors in accordance with these By-Laws. The president, subject to the approval of the Board of Directors, shall appoint and remove, employ and discharge, and fix the compensation of all agents and employees of this corporation other than officers appointed by the Board. The president shall make and sign all contracts and agreements in the name of this corporation, which are authorized by the Board of Directors. The president shall see that the books, reports, and statements, and certificates required by the statutes are properly kept, made and filed according to law. The president shall sign or countersign all certificates of stock and notes, drafts, or bills of exchange, acceptances, and other instruments, for the payment of money duly drawn by the treasurer. He shall submit a report of operations of this corporation for each year, or at a special meeting called for that purpose before the annual meeting, and from time to time he shall report to the directors all matters within his knowledge which the interest of this corporation may require to be brought to their notice. In general, he shall perform all the duties incident to his office.

SECTION 4.   Powers and Duties of the Vice President. The vice president of this corporation shall generally assist the president and shall perform such duties as may be assigned to him by the Board of Directors. In the event of the death, resignation, absence or inability to act of the president, he shall assume and discharge pro tempore the powers and duties of the president of this corporation.

SECTION 5.   Powers and Duties of the Secretary. The secretary shall be ex officio secretary of the Board of Directors. He shall keep the minutes of all meetings of the Board of Directors and shareholders. He shall have charge of the corporate books and records. He shall keep in safe custody the seal of this corporation, and when authorized by the Board of Directors shall affix the seal to any instrument requiring the same. He shall be authorized to sign certificates of stock, with the president or the vice president. He shall keep accounts of stock registered and transferred in the manner prescribed by law. He shall give and serve all notices to the shareholders and directors, except that notice for special meetings of directors called at the request of two directors as provided in Section 4 of Article III of these By-Laws, may be issued by such directors. In general, he shall perform all the duties incident to this office.

SECTION 6.   Powers and Duties of the Treasurer. The treasurer shall have the care, custody of and be responsible for all the funds, securities, evidences of indebtedness and other valuable documents of the corporation, and deposit all such funds in the name of the corporation in such banks, or trust companies, or other depositories, or in such safe deposit vaults as the Board of Directors may designate. The treasurer shall sign, make and endorse in the name of the corporation all checks, notes, drafts, bills of exchange, acceptances and other instruments for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the president or the Board of Directors. The treasurer shall render a statement of the condition of the finances of the corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the shareholders. The treasurer shall keep at the office of the corporation full and accurate books of account of all its business and transactions and such other books of account as the Board of Directors may require, and shall exhibit the same to any director of the corporation upon application therefor. He shall be authorized to sign certificates of stock with the president or the vice president. In general, he shall perform all the duties incident to his office. He shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

SECTION 7.   Returns and Statements. It shall be the duty of each officer of this corporation to make and file any and all returns, reports, lists, or statements required by law to be made and filed by him, and to make full report to the Board of Directors respecting the affairs of the corporation in his charge whenever he may be requested to do so.

SECTION 8.   Compensation. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing the same.

ARTICLE V.

Indemnification

SECTION 1.   Claims and Liabilities. Each director, officer, employee or agent of the corporation now or hereafter serving as such, shall be indemnified by the corporation against any and all claims and liabilities including reasonable settlements to which he has or shall become subject by reason of serving or having served in such capacity, or by reason of any action alleged to have been taken, omitted, or neglected by him as such director, employee or agent; and the corporation shall reimburse each such person for all legal expenses reasonably incurred by him in connection with any such claim or liability, provided, however, that no such person shall be indemnified against, or reimbursed for any expense incurred in connection with, any claim or liability arising out of his own willful misconduct or gross negligence.

SECTION 2.   Questions. Any questions as to the above rights and responsibilities shall be finally resolved by directors not a party to the claim, the shareholders, or any opinion by independent counsel.

SECTION 3.   Insurance. The corporation shall have power to purchase insurance covering such liability and expense, whether or not it could have power to indemnify such director, officer, employee, or agent under law, contract or by this By-Law.

ARTICLE VI.

Capital Stock

SECTION 1.   Issue and Registration. The certificates of stock of the corporation shall be in such form as shall be approved by the Board of Directors. Certificates of stock shall be signed by the president or vice president, and the secretary or treasurer, and sealed with the seal of the corporation. They shall be numbered consecutively and registered in the order in which they are issued. They shall be bound in a book and shall be issued therefrom, and in the margin of this book, there shall be entered the names of the persons owning the shares therein respectively represented, the number of such shares, and the dates of issuance thereof. All certificates exchanged or returned to the corporation shall be marked “cancelled” and the date of cancellation affixed thereto, and each cancelled certificate shall be preserved and attached to the stub from which the same was taken. No new certificates shall be issued until the old certificate shall have been cancelled; provided, however, that in case any certificate shall be lost, the directors may order a new certificate to be issued in its place upon receiving such proof of loss and such bond of indemnity therefor as may be satisfactory to them.

SECTION 2.   Transfers. Transfers of shares shall be made upon the books of the corporation by the holder in person or by attorney duly authorized, and upon the surrender of the certificate or certificates properly endorsed.

SECTION 3.   Record Holders. This corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law.

ARTICLE VII.

Miscellaneous

SECTION 1.   Corporate Seal. No corporate seal shall be necessary to authorize corporate business.

SECTION 2.   Fiscal Year. The fiscal year of this corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

SECTION 3.   Contracts, etc.  The Board of Directors may authorize any officer or officers, agent or agents, employee or employees to enter into any contract or other instrument on behalf of this corporation, and such authority may be general or confined to specific instances. Except as herein provided or as authorized by the Board of Directors, no officer, agent, or employee other than the president, vice president, secretary or treasurer, shall have any power or authority to bind this corporation by any contract or to pledge its credit or to render it liable, for any purpose or for any amount.

SECTION 4.   Deposits, Checks, Drafts, etc.  All checks and drafts or funds of this corporation shall be deposited from time to time to the credit of this corporation in such banks, or trust companies, or to other depositories, as the Board of Directors may from time to time designate. All checks shall be drawn out of the regular check books of this corporation and upon the stub of each such check, the purpose and amount for which the same is drawn shall be specified. All checks, notes, drafts, bills of exchange, acceptances or other orders for the payment of money or other evidences of the indebtedness of this corporation, shall be signed and shall from time to time be designated by resolution of the Board of Directors.

SECTION 5.   Notice. Whenever, under the provisions of these By-Laws, notice is required to be given to any shareholder or director, it shall not be construed to be limited to personal notice, but such notice may be given in writing by depositing the same in a post office or letter box in a postpaid, sealed wrapper, addressed to such shareholder or director at the latter’s last known address, and the time when the same shall be thus mailed shall be deemed to be the time of the giving of such notice.

SECTION 6.   Dividends. The directors shall from time to time declare dividends upon the capital stock from the surplus arising from the business of the corporation as and when they deem expedient. Before declaring any dividend there may be reserved out of the accumulated profits such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes, as, in the opinion of the directors, is conducive to the interests of the corporation.

ARTICLE VIII.

Amendment of By-Laws

SECTION 1.   Alterations, Amendments or Repeals. The shareholders may make, amend and repeal the By-Laws of the corporation, at any annual meeting or at a special meeting called for that purpose, and all By-Laws made by the directors may be altered or repealed by the shareholder, by a majority vote of the issued outstanding capital stock. Subject as aforesaid, the Board of Directors shall have power to make, amend and repeal the By-Laws of the corporation, by vote of a majority of all the directors, at any regular or special meeting of the Board provided, that the shareholders may from time to time specify particular provisions of the By-Laws which shall not be amended by the Board of Directors.

These By-Laws were approved on the 29th day of April, 2005.

/s/ David Shorma
David Shorma, Secretary